EXHIBIT 4.4
SIERRA PACIFIC POWER COMPANY

OFFICER'S CERTIFICATE
May 18, 2016
I, the undersigned officer of Sierra Pacific Power Company (the "Company"), do hereby certify that I am an Authorized Officer of the Company as such term is defined in the G&R Indenture (as defined herein). I am delivering this certificate pursuant to the authority granted in the Board Resolutions of the Company dated May 13, 2016, and Sections 1.04, 2.01, 3.01, 4.01(a), 4.03(b)(i) and 4.03(b)(ii) of the General and Refunding Mortgage Indenture dated as of May 1, 2001, as heretofore amended and supplemented to the date hereof (as heretofore amended and supplemented, the "G&R Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor as trustee to The Bank of New York Mellon, formerly The Bank of New York), as Trustee (the "G&R Trustee"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the G&R Indenture, unless the context clearly requires otherwise. Based upon the foregoing, I hereby certify on behalf of the Company as follows:
1.The terms and conditions of the Securities of the series described in this Officer's Certificate are as follows (the lettered subdivisions set forth in this Section 1 corresponding to the lettered subdivisions of Section 3.01 of the G&R Indenture):
(a)    The Securities of the twenty-second series to be issued under the G&R Indenture shall be designated "General and Refunding Mortgage Notes, Series V" (the "Series V Notes").
(b)    There shall be no limit upon the aggregate principal amount of the Series V Notes that may be authenticated and delivered under the G&R Indenture. Initially, three tranches of Series V Notes shall be authenticated and delivered, each tranche evidenced by a single Series V Note, in the following aggregate principal amounts: No. V-1 $80,000,000, No. V-2 $213,930,000 and No. V-3 $49,750,000.
(c)    Not applicable.
(d)    The principal amount of each tranche of Series V Notes shall be payable by the Company in whole or in installments on such date or dates as follows:
(i)    for the Series V Note, No. V-1, in accordance with the Company's principal repayment obligations under Section 4.2(a) of the Financing Agreement dated as of May 1, 2016 (the "Series 2016CDE Financing Agreement") between the Company and Washoe County, Nevada in respect of Washoe County, Nevada's Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2016C, Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2016D and Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2016E (collectively, the "Series 2016CDE Bonds") issued

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under the Indenture of Trust dated as of May 1, 2016 (the "Series 2016CDE Indenture") between Washoe County, Nevada and The Bank of New York Trust Company, N.A., as trustee (the "Series 2016CDE Trustee");
(ii)    for the Series V Note, No. V-2, in accordance with the Company's principal repayment obligations under Section 4.2(a) of the Financing Agreement dated as of May 1, 2016 (the "Series 2016ABFG Financing Agreement") between the Company and Washoe County, Nevada in respect of Washoe County, Nevada's Gas Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2016A, Gas and Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2016B, Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2016F and Water Facilities Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2016G (the "Series 2016ABFG Bonds") issued under the Indenture of Trust dated as of May 1, 2016 (collectively, the "Series 2016ABFG Indenture") between Washoe County, Nevada and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Series 2016ABFG Trustee"); and,
(iii)    for the Series V Note, No. V-3, in accordance with the Company's principal repayment obligations under Section 4.2(a) of the Financing Agreement dated as of May 1, 2016 (the "Series 2016AB Financing Agreement") between the Company and Humboldt County, Nevada in respect of Humboldt County, Nevada's Pollution Control Refunding Revenue Bonds Series 2016A (Sierra Pacific Power Company Project) and Pollution Control Refunding Revenue Bonds (Sierra Pacific Power Company Project) Series 2016B (collectively, the "Series 2016AB Bonds") issued under the Indenture of Trust dated as of May 1, 2016 (the "Series 2016AB Indenture") between Humboldt County, Nevada and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Series 2016AB Trustee").
The Series 2016CDE Financing Agreement, the Series 2016ABFG Financing Agreement and the Series 2016AB Financing Agreement are hereinafter referred to collectively as the "Financing Agreements", and individually, a "Financing Agreement". The Series 2016CDE Bonds, the Series 2016ABFG Bonds and the Series 2016AB Bonds are hereinafter referred to collectively as the "Bonds." The Series 2016CDE Indenture, the Series 2016ABFG Indenture and the Series 2016AB Indenture are hereinafter referred to collectively as the "Bond Indentures", and individually, a "Bond Indenture". The Series 2016CDE Trustee, the Series 2016ABFG Trustee and the Series 2016AB Trustee are hereinafter referred to collectively as the "Bond Trustees", and individually, a "Bond Trustee").
The obligation of the Company to make any payment of the principal on any Series V Note shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has made a payment (or otherwise funded a payment) as provided in the related Financing Agreement, in respect of the principal of the related Bonds. If the Company shall fail to make any such payments in respect of principal on the Bonds of any issue or series, it shall be deemed to be a default, for the

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purposes of Section 10.01(b) of the G&R Indenture, in the payment of an amount of principal of the related Series V Note equal to the amount of such unpaid principal in respect of such Bonds (but, in no event, shall such principal amount payable exceed the aggregate principal amount of such Series V Note).
(e)    Each tranche of Series V Notes shall bear interest at such rate per annum as shall cause the amount of interest on each such Series V Note to be equal to the amount in respect of interest payable by the Company in respect of the related Bonds (as specified within each Series V Note). Interest on each tranche of the Series V Notes as set forth on the respective Bonds shall be payable on the same date or dates as payment in respect of such interest is payable by the Company from time to time in respect of the related Bonds.
The amounts payable by the Company from time to time in respect of interest on the Bonds, the basis on which such amounts are computed and the dates on which such amounts are payable are set forth in the respective Financing Agreements and the respective Bond Indentures. The obligation of the Company to make any payment of interest on any Series V Note shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has made payments (or otherwise funded payments) in respect of interest on the related Bonds. If the Company shall fail to make any such payments in respect of interest on any of the Bonds, it shall be deemed to be a default, for purposes of Section 10.01(a) of the G&R Indenture, in the payment of an amount of interest on the related Series V Note equal to the amount of such unpaid amounts in respect of such Bonds.
The amount of interest that shall be payable upon the acceleration of the Stated Maturity of a Series V Note pursuant to Section 10.02 of the G&R Indenture shall be the amount of accrued and unpaid interest on the related Bonds.

(f)    The corporate trust agency office of The Bank of New York Mellon Trust Company, N.A. at 101 Barclay Street in New York, New York 10286 shall be the place at which (i) the principal of and interest on the Series V Notes shall be payable, (ii) registration of transfer of the Series V Notes may be effected and (iii) exchanges of the Series V Notes may be effected. The Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., at 400 South Hope Street, Suite 500, Los Angeles, California 90071 shall be the place where notices and demands to or upon the Company in respect of the Series V Notes and the G&R Indenture may be served; and The Bank of New York Trust Company, N.A. shall be the Security Registrar for the Series V Notes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, with the consent of the applicable Bond Trustee, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Reno, Nevada as any such place or itself or any of its Subsidiaries as the Security Registrar; provided, however, that there shall be only a single Security Registrar for the Series V Notes. The principal of the Series V Notes shall be payable without the presentment or surrender thereof.
(g)    Not applicable.

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(h)    Unless otherwise specified in a Series V Note, the Company agrees that upon the occurrence and continuation of an Event of Default under Section 9.01(c) of the applicable Bond Indenture, the related Bond Trustee may demand an immediate mandatory redemption (in accordance with the applicable provisions under the applicable Bond Indenture) of the related Series V Note in a principal amount equal to the unpaid purchase price obligation on such Bond, which unpaid amount resulted in such Event of Default under the applicable Bond Indenture. The Redemption Price on a Series V Note in the event of such a mandatory redemption shall be equal to the principal amount thereof being redeemed plus accrued but unpaid interest to the Redemption Date.
(i)    The Series V Notes are issuable in the same denominations as the Bonds; provided, however, that each of the Bonds will be secured by a single Series V Note.
(j)    Not applicable.
(k)    Not applicable.
(l)    Not applicable.
(m)    See subsections (d), (e) and (h) above.
(n)    Not applicable.
(o)    Not applicable.
(p)    Not applicable.
(q)    Each of the Series V Notes shall be evidenced by a registered Series V Note. The Series V Notes may be executed by the Company and delivered to the G&R Trustee for authentication and delivery.
The initial Series V Note of the initial tranche of the Series V Notes shall be identified by the number V-1 and additional Series V Notes shall be numbered consecutively from V-2 upwards. The Series V Notes shall upon issuance be delivered by the Company to, and registered in the name of, the applicable Bond Trustee, and shall be transferable only as required to effect an assignment thereof to a successor-in-interest of the applicable Bond Trustee under the respective Bond Indenture. The Series V Notes are to be delivered to the applicable Bond Trustee as security for the payment by the Company of its obligations with respect to the applicable Bonds. Each Series V Note shall be held by the applicable Bond Trustee subject to the terms of a Delivery Agreement between the Company and the applicable Bond Trustee.
Series V Notes issued upon transfer or exchange shall be numbered consecutively from V-4 upwards and issued in the same denominations as the Bonds but, to the extent that the aggregate outstanding principal amount of the Bonds shall have theretofore been reduced, the registered holder thereof shall duly note on the applicable Series V Note a like reduction in such amount in the principal in the Schedule of Prepayments to such Series V Note and

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upon any transfer of said Series V Note, such Schedule of Prepayments shall transfer to the subsequently issued Series V Note.
See also subsection (s) below.
(r)    Not applicable.
(s)    The holder of each Series V Note by acceptance of the Series V Note agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. In addition, the Series V Notes will not be registered under the Securities Act of 1933 and the Series V Notes may not be transferred without compliance with applicable securities laws. The Series V Notes are not transferable except to a successor to the applicable Bond Trustee under the respective Bond Indenture.
(t)    For purposes of the Series V Notes, "Business Day" shall have the meaning set forth in the applicable Bond Indenture.
(u)    The G&R Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on a Series V Note, when such payment is required to be made as provided therein, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the applicable Bond Trustee, signed by an authorized officer of such Bond Trustee, stating that the payment in respect of principal or interest on the applicable Bonds has not been fully paid or provided for when due under the terms of the applicable Financing Agreement and specifying the amount of funds required to make such payment.
The Series V Notes shall have such other terms and provisions as are provided in the form thereof attached hereto as Exhibit A, and shall be issued in substantially such form.
2.    The undersigned has read all of the covenants and conditions contained in the G&R Indenture, and the definitions in the G&R Indenture relating thereto, relating to the issuance of the Series V Notes and in respect of compliance with which this certificate is made.
The statements contained in this certificate are based upon the familiarity of the undersigned with the G&R Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenants and conditions have been complied with.
In the opinion of the undersigned, such conditions and covenants have been complied with.
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IN WITNESS WHEREOF, the undersigned has executed this Officer’s Certificate as of the date first written above.

/s/ E. Kevin Bethel
E. Kevin Bethel
Senior Vice President, Chief Financial Officer

Receipt acknowledged on
May 18, 2016

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as G&R Trustee

By:	/s/ Teresa Petta
Name:	Teresa Petta
Title:	Vice President

[Signature Page to Officer Certificate (Series V Notes)]

Exhibit A

Form of Series V Notes

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NOTE: THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER AND TO WAIVERS OF CERTAIN RIGHTS OF EXCHANGE, AS SET FORTH BELOW. IN ADDITION, THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH NOTE MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.
THIS NOTE IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TO THE SERIES ______ TRUSTEE UNDER THE SERIES ______ INDENTURE REFERRED TO HEREIN.
SIERRA PACIFIC POWER COMPANY
General and Refunding Mortgage Note, Series V, due ______, 20______

Original Interest Accrual Date: ______ Stated Maturity: ______ Interest Rate: See below Interest Payment Dates: See below Regular Record Dates: N/A	Redeemable by Company: Yes __ No X Redemption Date: N/A Redemption Price: N/A

This Security is not a Discount Security
within the meaning of the within-mentioned G&R Indenture.

____________________________________________
Principal Amount
$_________     No. V-__
SIERRA PACIFIC POWER COMPANY, a corporation duly organized and existing under the laws of the State of Nevada (herein called the "Company," which term includes any successor corporation under the G&R Indenture referred to below), for value received, hereby promises to pay to THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the "Series ______ Trustee") under the Indenture of Trust dated as of May 1, 2016 (the "Series ______ Indenture") between ______ County, Nevada (the "Issuer") and the Series ______ Trustee, the principal sum of ________________ DOLLARS, or such lesser amount as set forth herein.
Capitalized terms used herein and not defined herein shall have the meanings specified in the G&R Indenture (as defined below), unless otherwise noted. Section headings in this Note are for convenience only and shall not affect the construction hereof.
1.    Principal. The principal of this Note shall be payable by the Company in whole or in installments on such date or dates as the Company has any principal repayment obligations under Section 4.2(a) of the Financing Agreement dated as of May 1, 2016 (the "Series ______ Financing Agreement") between the Company and the Issuer in respect of the Issuer's [bonds to be designated] (collectively, the "Series ______ Bonds"), or in whole on the Stated Maturity specified above (if not previously paid or deemed paid).

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The obligation of the Company to make any payment of principal on this Note shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied or discharged to the extent that the Company has made a payment (or otherwise funded a payment) as provided in the Series ______ Financing Agreement in respect of the principal of the Series ______ Bonds. If the Company shall fail to make any such payments in respect of principal on the Series ______ Bonds, it shall be deemed to be a default, for purposes of Section 10.01(b) of the G&R Indenture, in the payment of an amount of principal of this Note equal to the amount of such unpaid principal in respect of the Series ______ Bonds (but, in no event, shall such principal amount payable exceed the aggregate principal amount of this Note).
2.    Interest. This Note shall bear interest at such rate per annum as shall cause the amount of interest on this Note to be equal to the amount in respect of interest payable by the Company in respect of the Series ______ Bonds. The interest on this Note shall be payable on the same date or dates as payment in respect of such interest is payable by the Company from time to time in respect of the Series ______ Bonds.
The amounts payable by the Company in respect of interest on the Series ______ Bonds, the basis on which such amounts are computed and the dates on which such amounts are payable are set forth in the Series ______ Financing Agreement and the Series ______ Indenture. The obligation of the Company to make any payment of interest on this Note shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has made payments (or otherwise funded payments) in respect of interest on the Series ______ Bonds. If the Company shall fail to make any such payments in respect of interest on the Series ______ Bonds, it shall be deemed to be a default, for purposes of Section 10.01(a) of the G&R Indenture, in the payment of an amount of interest on this Note equal to the amount of such unpaid amounts in respect of the Series ______ Bonds.
The amount of interest that shall be payable upon the acceleration of the Stated Maturity of this Note pursuant to Section 10.02 of the G&R Indenture shall be the amount of accrued and unpaid interest on the Series ______ Bonds.
3.    Terms of Issuance. This Note is issued to the Series ______ Trustee by the Company to secure the Company's payment obligations under the Series ______ Financing Agreement in connection with the issuance of the Series ______ Bonds on May ______, 2016. This Note shall be held by the Series ______ Trustee subject to the terms of the Delivery Agreement dated May ______, 2016 between the Company and the Series ______ Trustee.
4.    Paying Agent and Security Registrar. The corporate trust agency office of The Bank of New York Mellon Trust Company, N.A. at 101 Barclay Street in New York, New York 10286 shall be the place at which (i) the principal of and interest on this Note shall be payable, (ii) registration of transfer of this Note may be effected and (iii) exchanges of this Note may be effected. The Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., at 400 South Hope Street, Suite 500, Los Angeles, California 90071 shall be the place where notices and demands to or upon the Company may be served; and The Bank of New York Mellon Trust Company, N.A. shall be the Security Registrar for this Note; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, with the consent of the Series ______ Trustee, any

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such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Reno, Nevada as any such place or itself or any of its Subsidiaries as the Security Registrar; provided, however, that there shall be only a single Security Registrar for this Note. The principal of this Note shall be payable without the presentment or surrender thereof.
5.    G&R Indenture; Security. This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by a General and Refunding Mortgage Indenture, dated as of May 1, 2001 (such G&R Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "G&R Indenture"), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor as trustee to The Bank of New York Mellon, formerly The Bank of New York), as trustee (herein called the "G&R Trustee," which term includes any successor trustee under the G&R Indenture), to which G&R Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the G&R Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the G&R Indenture. This Note is one of the series designated above.
6.    Sinking Fund; Optional Redemption. This Note will not be entitled to the benefit of any sinking fund or optional redemption provisions.
7.    Event of Default. If an Event of Default, as defined in the G&R Indenture, shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the G&R Indenture and herein.
8.    Mandatory Redemption. Upon the occurrence and continuation of an Event of Default under Section 8.01(c) of the Series ______ Indenture, the Series ______ Trustee may demand an immediate mandatory redemption (in accordance with the applicable provisions under the Series ______ Indenture) of this Note in a principal amount equal to the unpaid purchase price obligation on the Series ______ Bonds, which unpaid amount resulted in such Event of Default under the Series ______ Indenture. The Redemption Price on this Note in the event of such a mandatory redemption shall be equal to the principal amount thereof being redeemed plus accrued but unpaid interest to the Redemption Date.
9.    Supplemental G&R Indentures. The G&R Indenture permits, with certain exceptions as therein provided, the G&R Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the G&R Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the G&R Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the G&R Indenture and if a proposed supplemental indenture shall directly affect

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the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the G&R Indenture permits the G&R Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities.
10.    Consents and Waivers. The G&R Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the G&R Indenture and certain past defaults under the G&R Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
11.    Person Deemed Owners. The Company, the G&R Trustee and any agent of the Company or the G&R Trustee may deem and treat the person in whose name this Note shall be registered upon the Security Register for the Notes of this series as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and interest on this Note and for all other purposes, whether or not this Note be overdue, and neither the Company nor the G&R Trustee shall be affected by any notice to the contrary; and all such payments so made to such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums paid.
12.    Satisfaction and Discharge. The G&R Trustee may conclusively presume that the obligation of the Company to pay the principal of and interest on this Note, when such payment is required to be made as provided herein, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Series ______ Trustee, signed by an authorized officer of the Series ______ Trustee, stating that the payment in respect of principal or interest, on the Series ______ Bonds has not been fully paid or provided for when due under the terms of the Series ______ Financing Agreement and specifying the amount of funds required to make such payment.
13.    Transfer. This Note is not transferable except to a successor to the Series ______ Trustee under the Series ______ Indenture. Before any transfer of this Note by the registered holder or his or its legal representative will be recognized or given effect by the Company or the G&R Trustee, the registered holder shall note the amounts of reductions, if any, in the aggregate outstanding principal amount of the Series ______ Bonds, and shall notify the Company and the G&R Trustee of the name and address of the transferee and shall afford the Company and the G&R Trustee the opportunity of verifying the notation as to such reductions.

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14.    No Recourse. No recourse under or upon any obligation, covenant or agreement contained in the G&R Indenture or in any indenture supplemental thereto, or in any Note or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or any successor corporation, either directly or through the Company or of any successor corporation under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that the G&R Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the G&R Indenture or in any indenture supplemental thereto or in any of the Notes or coupons thereby secured, or implied therefrom.
15.    Business Day. For the purposes of this Note, "Business Day" shall have the meaning set forth in the Series ______ Indenture.
16.    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.
17.    Certificate of Authentication. Unless the certificate of authentication hereon has been executed by the G&R Trustee or an Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the G&R Indenture or be valid or obligatory for any purpose.
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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SIERRA PACIFIC POWER COMPANY

By:
Name:	E. Kevin Bethel
Title:	Senior Vice President, Chief Financial Officer
CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned G&R Indenture.

Dated: May __, 2016
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

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